                                                                    EXHIBIT 10.2

                        McLAREN AUTOMOTIVE GROUP, INC.

                             CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT (the "Agreement") is made as of the 1st day of October, 1999, by and between STEVEN E. SANDERSON, an individual residing at 180 Holly Ave., Carpinteria, California 93013 ("Consultant"), and McLAREN AUTOMOTIVE GROUP, INC., a Delaware corporation with its principal office located at 32233 West Eight Mile Road, Livonia, Michigan 48152 (the "Corporation").

                             W I T N E S S E T H:

     WHEREAS, the Corporation is in the business of designing, fabricating, developing, validating and certifying engines and related components and products for the automotive industry (the "Business");

     WHEREAS, Consultant has significant experience and knowledge of the Corporation's finances and financial operations as well as the Business;

     WHEREAS, Consultant has been employed by the Corporation pursuant to an Employment Agreement with the Corporation dated May 1, 1999 (the "Employment Agreement");

     WHEREAS, the Corporation and Consultant wish to terminate the Employment Agreement;

     WHEREAS, Consultant wishes to resign as the Chief Financial Officer and Secretary of the Corporation as set forth in Schedule A attached hereto, and the Corporation wishes to accept such resignation; and

     WHEREAS, the Corporation desires to retain the services of Consultant as a consultant to provide the Corporation with advice regarding the operations of the Corporation and the Business on the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Recitals. The foregoing recitals are hereby incorporated into this Agreement and made a part hereof.

     2. Consulting Services. During the Term of this Agreement (as defined below), Consultant agrees that he will make himself available to the Corporation during normal business hours to consult with the Corporation and to do all things reasonably requested by the President or Board of Directors of the Corporation. Consultant will be available to the Corporation via a cellular phone which will be furnished to Consultant by the Corporation.

     3. Term. The term of this Agreement shall commence on the date hereof and shall continue until May 31, 2000, unless earlier terminated in accordance with
Section 10 of this Agreement (the "Term").

     4. Compensation. For all services rendered by Consultant hereunder, the Corporation shall pay Consultant Forty-Seven Thousand Six Hundred Dollars ($47,600.00) (the "Consulting Fee"), payable at a rate of Five Thousand Nine Hundred Fifty Dollars ($5,950.00) per month, which shall be remitted to Consultant on the first day of each month. In addition, the Corporation shall pay Consultant Four Hundred Seven and 55/100 Dollars ($407.55) per month, or such amount as is necessary, to cover the costs of Consultant's COBRA coverage.

     5. Stock Options. During the Term, the Corporation shall grant to Consultant Seventeen Thousand Five Hundred (17,500) options to purchase the common stock of the Corporation (the "Options"). The price and the exercise schedule for the Options shall be the same as that for options granted to executives of the Corporation. Neither the termination of Consultant's Employment Agreement nor Consultant's resignation as the Corporation's Chief Financial Officer and Secretary shall affect Consultant's retention of all unexercised stock options which were granted to him during the term of his employment with the Corporation.

     6. Independent Contractor Status. Nothing contained in this Agreement shall be construed to constitute Consultant as an employee or agent of the Corporation, nor shall either party have any authority to bind the other in any respect, it being intended and understood that Consultant shall remain an independent contractor responsible for his own actions. Consultant acknowledges that the Corporation has no obligation to and will not withhold income or payroll taxes with respect to the duties performed by Consultant and Consultant hereby agrees to pay all such taxes.

     7. Indemnity. Each party shall indemnify, protect and hold harmless the other party from and against all expenses, claims and liabilities arising out of or relating to a breach of that party's obligations hereunder.

     8. Confidentiality. Consultant acknowledges that certain of the Corporation's business information is confidential. Therefore, Consultant agrees that Consultant shall not use or reveal, divulge or make known to any person, firm, company, corporation or other entity any Proprietary Information except as required by law or court order. "Proprietary Information" is any and all information or data, whether in writing, or learned orally, by observation or other sensory detection, whether learned by Consultant during his employment relationship with the Corporation or during the Term, as well as that information relating to any product, product design, research, development, formula, manufacturing process, method of distribution or delivery, knowhow, trade secret, customer list, contract term, customer pricing, supplier list or price, business strategy, compensation, plan or practice, financial and operating records, software, technology, sales data, information or other records, lists or documents used by the Corporation in the operation of the Business or otherwise. All Proprietary Information and other Corporation property shall be returned to the Corporation at the termination of Consultant's consulting relationship with the Corporation. The Proprietary Information and all other information relating to the Corporation shall belong to and remain the property of the Corporation. Upon termination of this Agreement, Consultant shall leave with the Corporation all such information in any way relating to the Corporation or the Business. However, Proprietary Information shall not be deemed to include information which: (a) at the time of disclosure is properly in the public domain or thereafter properly becomes part of the public domain by publication or otherwise through no fault or act of Consultant or his agents, or
(b) is independently made available to Consultant in good faith by a third party who has not violated a confidential relationship with the Corporation.

     9. Discoveries and Works. Consultant agrees and acknowledges that all discoveries and works made or conceived by Consultant as of the date hereof while in the employ of the Corporation, or during the Term, individually or with others, that relate to the Business or the Corporation's activities (including actual or demonstrably anticipated research or development of the Corporation), or result from any work performed by Consultant for the Corporation shall be owned by the Corporation. The term "discoveries and works" includes, but is not limited to, reports, financial analyses or other financial information, improvements, processes and works of authorship. Consultant shall: (a) promptly notify, make full disclosure to, and execute and deliver any documents requested by, the Corporation to evidence or better assure title to such discoveries and works in the Corporation, (b) assist the Corporation in obtaining or maintaining for itself at its own expense United States and foreign patents, copyrights, trade secret protection or other protection of any and all such discoveries and works, and (c) promptly execute, whether during the Term or thereafter, all applications or other endorsements necessary or appropriate to maintain patents and other rights for the Corporation and to protect its title thereto. Any discoveries and works which, within six (6) months after the termination of the Term, are made, disclosed, reduced to a tangible or written form or description, or are reduced to practice by Consultant and which pertain to the business carried on or products or services being sold or developed by the Corporation at the time of such termination shall, as between Consultant and the Corporation, be deemed to have been made during the Term and shall be owned by the Corporation. The foregoing does not apply to a discovery or work that Consultant has developed entirely on his own time without using the Corporation's equipment, supplies, facilities or trade secret information except for those discoveries and works that either: (i) relate at the time of conception or reduction to practice of the discoveries and works to the Corporation's Business, or actual or demonstrably anticipated research or development of the Corporation; or (ii) result from any work performed by Consultant for the Corporation.

     10. Termination. This Agreement may be terminated by either party after November 29, 1999, upon thirty (30) days written notice to the other party. In the event this Agreement is terminated by the Corporation, the Corporation shall remit to Consultant the unpaid portion of the Consulting Fee. In the event this Agreement is terminated by Consultant, the Corporation shall remit to Consultant an amount equal to fifty percent (50%) of the unpaid portion of the Consulting Fee. Upon termination of the Agreement, the Corporation's obligation to provide a cellular phone to Consultant and to pay Consultant for COBRA coverage as set forth in Section 4 shall cease.

     11. Complete Agreement; Termination of Employment Agreement. This Agreement is the complete agreement between the parties with respect to the subject matter hereof. This Agreement supersedes all previous agreements between Consultant and the Corporation, including the Employment Agreement, each of the Corporation and Consultant acknowledge and agree that neither party shall have any further obligations to the other under the Employment Agreement. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the parties.

     12. Release. Consultant agrees, in consideration of the Corporation's entering into this Agreement and the compensation to be paid to Consultant hereunder, not to sue and Consultant hereby releases and forever discharges the Corporation, and its predecessors, assigns, and affiliates, and each of their past and present officers, directors, employees and agents, both in their individual and representative capacities, from any and all claims, demands, actions and causes of action, damages, costs, payments and expenses of every kind, nature or description which may exist as of the date of this Agreement arising out of or relating to facts or circumstances, whether known or unknown, in existence on the date of this Agreement, including but not limited to those arising out of or related to Consultant's employment relationship with the Corporation, its predecessor, or otherwise. Consultant agrees that this release includes, but is not limited to, a voluntary waiver of all claims of discrimination, including age discrimination, against the Corporation, under both federal and state law. Specifically, Consultant agrees that this release includes a voluntary waiver of all claims under the Age Discrimination in Employment Act of 1967, 29 U.S.C. (S)(S) 621 to 634; the Civil Rights Act of 1871, 42 U.S.C. (S)(S) 1981; the Civil Rights Act of 1964, 44 U.S.C. (S) 2000e,
et seq.; the employment laws and regulations of the State of Michigan, including the Elliott-Larsen Civil Rights Act; the employment laws and regulations of the State of California, including the Fair Employment and Housing Act; and/or any claims growing out of any legal restrictions on the Corporation's right to terminate its employees. Consultant agrees that this also includes a voluntary waiver and release of any claims based on any contract or promise, express or implied. Consultant acknowledges that Consultant fully understands and agrees that the release contained in this Agreement may be used by Corporation as a complete defense to any claim which hereafter may be asserted by Consultant or other persons or agencies on behalf of Consultant in any suit or claim against Corporation for or on account of any matter or thing whatsoever arising out of the employment relationship between Consultant and Corporation.

     13. Injunctive Relief. Consultant agrees that the remedy of monetary damages for any breach or threatened breach of the covenants of this Agreement would be inadequate to remedy fully the breach because any breach or attempted breach by Consultant would cause immediate, substantial and irreparable loss of business and profits to the Corporation in an amount which would be impossible to ascertain. Accordingly, in the event of any breach or threatened breach of any of said covenants by Consultant, in addition to any and all other legal and equitable remedies which may be available, including suit for recovery of actual damages, the Corporation, and/or any affiliated or related corporation, or any successor of the Corporation, shall be entitled to equitable relief, including injunctive relief and specific performance, without the necessity of posting security or proving actual loss of business to the Corporation by reason of such breach and, to the extent permissible under applicable law, a temporary restraining order shall be granted immediately on commencement of any such suit by the Corporation. Such remedies will not be the exclusive remedies for any breach of this Agreement but will be in addition to all other remedies available under this Agreement or at law or equity to the Corporation.

     14. Binding Agreement; Successors. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the successors, permitted assigns, heirs, legatees, executors, personal representatives, guardians, custodians, administrators and conservators of the parties hereto.

     15. Validity. If any Section, paragraph, sentence, clause or other provision of this Agreement, or the application of such provision, is held invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed to be modified in a manner consistent with the intent of such original provision, so as to make it valid and enforceable, and this Agreement, and the application of such provision to persons or circumstances other than those with respect to which it would be invalid or unenforceable, shall not be affected thereby.

     16. Notices. Any notices required or permitted to be given under this Agreement shall be sent by a nationally recognized overnight delivery service and shall be effective when received by the other party. For the purposes of the Paragraph, the addresses of the parties shall be as set forth in the first paragraph of this Agreement. Any party may change the address to which such communications are to be sent by notice to the other parties as provided herein.

     17. Governing Law; Forum. This Agreement is a contract made under, and shall be governed by and construed in accordance with, the law of the State of Michigan applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State. Each of the parties hereto agrees that any legal or equitable action or proceeding with respect to this Agreement, or any agreement represented herein or entered in connection herewith or the transactions contemplated hereby shall be brought only in any court of the State of Michigan, or in any court in the United States of America sitting in Michigan, and each of the parties hereto hereby submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to such party's person and property, and irrevocably consents to the service of process in connection with any such action or proceeding by the mailing thereof by registered or certified mail, postage prepaid to each party at such party's address set forth above. Nothing in this paragraph shall affect the right of any party hereto to serve process in any other manner permitted by law. Each party hereby irrevocably waives any objection to the laying of venue of any such action or proceeding in the above described courts.

     18. Headings. The section headings herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement, nor are they deemed to constitute a part of this Agreement.

     19. Waiver. The failure of either party to exercise or enforce any right or remedy conferred upon it hereunder shall not be deemed to be a waiver of any such right or remedy nor operate to bar the exercise or enforcement thereof at any time thereafter.

     20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                        McLAREN AUTOMOTIVE GROUP, INC.

                                        /s/  Wiley R. McCoy
                                        By:  Wiley R. McCoy, President


                                        /s/  Steven E. Sanderson
                                               STEVEN E. SANDERSON

                                  SCHEDULE A
                                  Resignation


     I, STEVEN E. SANDERSON, hereby resign as the Chief Financial Officer and Secretary of McLaren Automotive Group, Inc., a Delaware corporation, effective September 30, 1999.



                                  STEVEN E. SANDERSON